SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934




Date of Report (Date of earliest event reported):  July 31, 2002


                                   GARMIN LTD.
             (Exact name of registrant as specified in its charter)



Cayman Islands                      0-31983             98-0229227
(State or other                   (Commission         (I.R.S. Employer
 jurisdiction                     File Number)        Identification No.)
of incorporation)


                                P.O. Box 30464SMB
                            5th Floor, Harbour Place
                             103 South Church Street
                    George Town, Grand Cayman, Cayman Islands
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (345) 946-5203*


                                 Not Applicable
          (Former name or former address, if changed since last report)



--------
* The executive offices of the Registrant's principal United States subsidiary are located at 1200 East 151st Street, Olathe, Kansas 66062. The telephone number there is (913) 397-8200.

Item 9.  Regulation FD Disclosure


     See attached as Exhibit 99.1 to this Form 8-K a press release dated July 31, 2002 concerning the announcement of financial results for the fiscal quarter ended June 29, 2002.

     See attached as Exhibit 99.2 to this Form 8-K a press release dated July 31, 2002 announcing the execution of Rule 10b5-1 selling programs by two shareholders.

     The information in this Form 8-K, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               GARMIN LTD.



Date:  July 31, 2002                          /s/ Andrew R. Etkind
                                              --------------------------------
                                                  Andrew R. Etkind
                                                  General Counsel and Secretary

                                  EXHIBIT INDEX



         Exhibit No.                                      Description

             99.1 Press release dated July 31, 2002 concerning the announcement of financial results for the fiscal quarter ended June 29, 2002.

            99.2 Press release dated July 31, 2002 announcing the execution of Rule 10b5-1 selling programs by two shareholders

                                                                  Exhibit 99.1

      Garmin Reports Record Quarter and Revises Fiscal Year Guidance Upward

CAYMAN ISLANDS, July 31, 2002 /PRNewswire/ -- Garmin Ltd. (Nasdaq: GRMN - news) today announced a record quarter of revenue that was achieved during its second fiscal quarter ended June 29, 2002. Revenue for the quarter increased 19 percent to $122.8 million from $103.6 million in the year-ago quarter. Net income decreased to $32.1 million, or $0.30 diluted earnings per share, compared to $36.6 million or $0.34 diluted earnings per share in the year-ago quarter. Second quarter net income included a $9.0 million foreign currency loss as a result of a weaker U.S. dollar compared to the Taiwan dollar. Excluding the effects of foreign currency, diluted EPS for the quarter was $0.36 compared to $0.28 in the year-ago quarter. The diluted EPS of $0.36 recorded for the second quarter of 2002 exceeded company guidance of $0.28 to $0.30.

"We are pleased to announce another record quarter of growth as overall demand for our products remain strong," said Dr. Min Kao, co-CEO and co-chairman of Garmin Ltd. "Our consumer segment recorded a 32 percent growth in revenues during the quarter as we continue to exhibit strength in our recreational land, marine, and automotive product lines. Additionally, we experienced a 29% growth in EPS when excluding the effects of foreign currency from the prior year quarter. Despite the negative economic environment, we continue to post record numbers due to the continued growth in our existing core markets. As a result of our continued financial strength, we are raising our estimates for the year."

Consumer revenue for the second quarter totaled $93.7 million - a 32 percent growth compared to the second quarter of 2001. Aviation revenue totaled $29.1 million - an 11.3 percent decline compared to the year-ago quarter. Total units sold for the quarter increased to 389,000 from 357,000 - representing an increase of 9 percent.

Revenue growth increased across all geographic regions during the second quarter of fiscal 2002 when compared to the year-ago quarter:

- North America revenue was $88.3 million compared to $80.1 million, up 10 percent.
- Europe revenue was $29.5 million compared to $20.7 million, up 43 percent.
- Asia revenue was $5.0 million compared to $2.8 million, up 79 percent.

"We are also pleased with our financial performance during the second quarter," said Kevin Rauckman, chief financial officer of Garmin Ltd. "As we have communicated in the past, we are confident that we can continue to grow our core business without dependency on wireless and PDA products. Even when the $9.0 million foreign currency loss is included in our results, we were able to achieve the high-end of our guidance range of $0.30 for the quarter, which excluded any effects of foreign currency. Gross margins improved to 55.1 percent when compared to 53.1 percent in the prior year quarter primarily due to the success of our higher margin marine and automotive products that were introduced last year. We also retired $9.4 million of debt associated with our 1995 industrial revenue bond issuance. And, we generated approximately $27.9 million of free cash flow for the quarter resulting in a cash and marketable securities balance of $380.7 million at the end of the second quarter."

Revenue for the six-month year-to-date period ending June 29, 2002 was $223.7 million - up 18 percent from the $189.2 million generated in the year-ago period. Net income decreased to $58.9 million, or $0.54 diluted earnings per share, compared to $60.4 million or $0.56 diluted earnings per share in the year-ago period. Net income for the six-month period ended June 29, 2002 included a $9.7 million foreign currency loss as a result of a weaker U.S. dollar compared to the Taiwan dollar. Excluding the effects of foreign currency, diluted EPS for the period was $0.61 compared to $0.51 in the year-ago period.

Consumer revenue for the year-to-date period totaled $168.5 million - a 30 percent growth compared to the year-ago period. Aviation revenue totaled $55.2 million - an 8 percent decline compared to the year-ago period. Total units sold for the period increased to 702,000 from 682,000 - representing an increase of 3 percent.

Revenue growth increased across all geographic regions during the first six months of the year when compared to 2001:

- North America revenue was $161.4 million compared to $140.9 million, up 15 percent.
- Europe revenue was $53.2 million compared to $41.6 million, up 28 percent.
- Asia revenue was $9.1 million compared to $6.7 million, up 36 percent.

Third Quarter and Revised Fiscal Year 2002 Outlook

The company estimates that its diluted EPS for the third fiscal quarter of 2002, excluding effects for foreign currency, will be in the range of $0.23 to $0.25 on revenues between $95.0 million to $100.0 million.

The company has revised its fiscal year 2002 guidance upward and now estimates that its diluted EPS for the year, excluding effects of foreign currency, will be in the range of $1.07 to $1.14 (original guidance was $1.00 to $1.07) on revenues between $415.0 million to $430.0 million (original guidance was $400.0 million to $418.0 million).

Earnings Call Information

         The information for Garmin Ltd.'s earnings call is as follows:


     When:        Wednesday, July 31, 2002 at 11:00 a.m. Eastern
     Where:       www.garmin.com/aboutGarmin/invRelations/irCalendar.html
     How:         Simply log on to the web at the address above or call to
                  listen in at 800-473-8796.
     Contact:     investor.relations@garmin.com

A phone recording will be available for 24 hours following the earnings call and can be accessed by dialing 800-252-6030 utilizing the access code 12947397. An archive of the live webcast will be available until Aug. 31, 2002 on the Garmin website at http://www.garmin.com. To access the replay, click on the Investor Relations link and click over to the Events Calendar page.

This release includes projections and other forward-looking statements regarding Garmin Ltd. and its business. Any statements regarding the company's future financial position, revenues, earnings, product introductions, plans and objectives are forward-looking statements. The forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially as a result of risk factors affecting Garmin. Information concerning risk factors that could affect Garmin's actual results is contained in the Annual Report on Form 10-K for the year ended December 29, 2001 filed by Garmin with the Securities and Exchange Commission (Commission file number 0-31983). A copy of Garmin's 2001 Form 10-K can be downloaded from www.garmin.com/aboutGarmin/invRelations/finReports.html.

   Through its operating subsidiaries, Garmin Ltd. designs, manufactures, and markets navigation, communications and information devices, most of which are enabled by GPS technology. Garmin is a leader in the general aviation and consumer markets and its products serve aviation, marine, general recreation, automotive, wireless and OEM applications. Garmin Ltd. is incorporated in the Cayman Islands, and its principal subsidiaries are located in the United States, Taiwan and United Kingdom. For more information, visit the investor relations site of Garmin Ltd. at www.garmin.com or contact the Investor Relations department at 913-397-8200.

                          Garmin Ltd. And Subsidiaries
                   Condensed Consolidated Statements of Income
                  (In thousands, except per share information)


                                                   13-Weeks Ended                    26-Weeks Ended
                                           -------------------------------   -------------------------------
                                                     (Unaudited)                       (Unaudited)
                                                June 29,         June 30,         June 29,         June 30,
                                                    2002             2001             2002             2001
                                           -------------------------------   -------------------------------

Net sales                                       $122,838         $103,634         $223,694         $189,168

Cost  of goods sold                               55,176           48,584          101,540           88,200
                                           --------------   --------------   --------------    -------------

Gross profit                                      67,662           55,050          122,154          100,968

Selling, general and
     administrative expenses                      11,099            9,801           22,338           19,060

Research and development
     expense                                       7,476            6,765           15,449           13,061
                                           --------------   --------------   --------------    -------------
                                                  18,575           16,566           37,787           32,121
                                           --------------   --------------   --------------    -------------

Operating income                                  49,087           38,484           84,367           68,847

Other income (expense)  (A)                       (7,501)          10,582           (6,909)          12,120
                                           --------------   --------------   --------------    -------------

Income before income taxes                        41,586           49,066           77,458           80,967

Income tax provision                               9,440           12,463           18,551           20,565
                                           --------------   --------------   --------------    -------------

Net income                                       $32,146          $36,603          $58,907          $60,402
                                           ==============   ==============   ==============    =============

Net income per share
     Basic                                         $0.30            $0.34            $0.55            $0.56
     Diluted                                       $0.30            $0.34            $0.54            $0.56

Weighted average common
shares outstanding:
     Basic                                       107,788          108,242          107,782          108,242
     Diluted                                     108,215          108,648          108,172          108,629


(A) Includes $9.0 million of foreign currency losses in Q2 2002 and $8.4 million of gains in Q2 2001. Includes $9.7 million of foreign currency losses for the six-month period ended June 29, 2002 and $7.3 million of gains for the six-month period ended June 30, 2001.


                          Garmin Ltd. And Subsidiaries
                     Condensed Consolidated Balance Sheets
                                 (In thousands)



                                                                   ---------------------------------------
                                                                     (Unaudited)
                                                                          June 29,           December 29,
                                                                              2002                   2001
                                                                   ---------------------------------------
              Assets
              Current Assets:
                   Cash and cash equivalents                              $146,575               $192,842
                   Marketable securities                                   156,752                 40,835
                   Accounts receivable, net                                 53,169                 47,998
                   Inventories                                              46,371                 61,132
                   Deferred income taxes                                     8,535                  7,007
                   Prepaid expenses and other current assets                 4,743                  2,921
                                                                   ----------------       ----------------


              Total current assets                                         416,145                352,735

              Property and equipment, net                                   73,102                 70,086

              Restricted cash                                                1,600                  1,600
              Marketable securities                                         77,413                 90,749
              Other assets, net                                             28,448                 16,985
                                                                   ----------------       ----------------

              Total assets                                                $596,708               $532,155
                                                                   ================       ================

              Liabilities and Stockholders' Equity
              Current liabilities:
                   Accounts payable                                        $18,000                $18,837
                   Salaries and benefits payable                             3,566                  3,308
                   Warranty reserve                                          4,138                  4,777
                   Income taxes payable                                     11,064                 12,444
                   Current portion of long-term debt                         1,334                  4,177
                   Other accrued expenses                                   10,172                  5,485
                                                                   ----------------       ----------------

              Total current liabilities                                     48,274                 49,028

              Long-term debt                                                18,666                 28,011
              Deferred income taxes                                          1,700                  1,147

              Stockholders' equity:
                   Common stock                                              1,078                  1,078
                   Additional paid-in capital                              127,294                127,131
                   Retained earnings                                       423,994                365,087
                   Accumulated other comprehensive loss                    (24,298)               (39,327)
                                                                   ----------------       ----------------

              Total stockholders' equity                                   528,068                453,969
                                                                   ----------------       ----------------
              Total liabilities and stockholders' equity                  $596,708               $532,155
                                                                   ================       ================


                                                                 Exhibit 99.2

     Garmin Shareholders Announce Execution of Rule 10b5-1 Selling Programs


CAYMAN ISLANDS/July 31, 2002 / PRNewswire - Garmin Ltd. (Nasdaq: GRMN) today announced that the Gary L. Burrell 2000 Grantor Retained Annuity Trust, the Judith M. Burrell 2000 Grantor Retained Annuity Trust, and Ruey-Jeng Kao, a member of the company's board of directors, have established structured, prearranged trading plans to sell a small portion of their shares in the company over a designated period in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Jonathan C. Burrell, as trustee, has executed a Rule 10b5-1 selling program for the Gary L. Burrell 2000 Grantor Retained Annuity Trust ("Gary Burrell GRAT") and the Judith M. Burrell 2000 Grantor Retained Annuity Trust ("Judith Burrell GRAT"). Under the plan, Jonathan Burrell has proposed to sell up to 1,000,000 shares of Garmin Ltd. over a 7-month period between September 1, 2002 and April 1, 2003. To the extent practicable, an equal number of shares shall be sold from the Gary Burrell GRAT and the Judith Burrell GRAT. As of today, the Gary Burrell GRAT owns 2,491,707 shares and the Judith Burrell GRAT owns 2,491,707 shares. Gary L. Burrell beneficially owns 16,884,165 shares and Judith M. Burrell beneficially owns 508,425 shares. The selling program is designed by the trustee to raise sufficient proceeds to enable the GRATs to distribute cash when making the GRATs' annual annuity distributions to the Burrells.

Additionally, Ruey-Jeng Kao has executed a Rule 10b5-1 selling program that will allow for the sale of up to 1,000,000 shares of Garmin Ltd. over a 12-month period commencing in September 2002. The selling program is part of Mr. Kao's ongoing personal program for asset diversification. Mr. Kao currently owns 8,902,481 shares of Garmin Ltd.

The company's board of directors approved both Rule 10b5-1 selling programs.

"The concept of Rule 10b5-1 will prove beneficial to Garmin and its shareholders in the future," said Andrew Etkind, general counsel and secretary of Garmin Ltd. "The implementation of a personalized Rule 10b5-1 structured trading program will allow significant shareholders to sell shares without creating unnecessary volatility in Garmin stock. It will also create a larger public float for our stock, as more significant shareholders consider selling a portion of their shares in the future. Garmin's three insider directors, together with their spouses, children and trusts established by them, currently own approximately 54 million shares of Garmin or approximately 50% of the company's outstanding shares. The dispositions under the above selling programs will constitute approximately 1.9% of the outstanding shares."

Rule 10b5-1 allows corporate insiders to establish a prearranged written plan to buy or sell a specified number of company shares at a time when they are not in possession of material inside information in order to gradually change their investment portfolio, to minimize the market effect of share sales or purchases by spreading them out over an extended period of time, and to avoid concerns about initiating transactions while in possession of material nonpublic information.


      Notice on  forward-looking  statements:
This release includes projections and other forward-looking statements regarding Garmin Ltd. and its business. Any statements regarding the company's future financial position, revenues, earnings, product introductions, plans and objectives are forward-looking statements. The forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially as a result of risk factors affecting Garmin. Information concerning risk factors that could affect Garmin's actual results is contained in the Annual Report on Form 10-K for the year ended December 29, 2001 filed by Garmin with the Securities and Exchange Commission (Commission file number 0-31983). A copy of Garmin's 2001 Form 10-K can be downloaded from www.garmin.com/aboutGarmin/invRelations/finReports.html.

    Through its operating subsidiaries, Garmin Ltd. designs, manufactures, and markets navigation, communications and information devices, most of which are enabled by GPS technology. Garmin is a leader in the general aviation and consumer markets and its products serve aviation, marine, general recreation, automotive, wireless and OEM applications. Garmin Ltd. is incorporated in the Cayman Islands, and its principal subsidiaries are located in the United States, Taiwan and United Kingdom. For more information, visit the investor relations site of Garmin Ltd. at www.garmin.com or contact the Investor Relations department at 913-397-8200.



Source: Garmin Ltd.
-0-

Investor relations:
913-397-8200



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